Exhibit 32.1

Certification of Principal Executive Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Dividend Capital Total Realty Trust Inc. (the “Company”) for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Marc J. Warren, as President of the Company hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: May 12, 2006

/s/ MARC J. WARREN
Name:	Marc J. Warren
Title:	President

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.